EX-99.3 7 d157339dex993.htm EX-99.3 Exhibit 99.3 FORM OF GRANT AGREEMENT FOR PERFORMANCE-BASED RESTRICTED STOCK UNITS   Participant:    Date of Grant:    Target Units:    Performance Period:    Plan Name:   New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan (the “Plan”)        In accordance with the terms of the Plan, the Compensation Committee of the Board of Directors of the Company has approved the execution of this Performance-Based Restricted Stock Unit Agreement (this “Agreement”) between New York Community Bancorp, Inc. and the Participant. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan. 1. Grant. The Company grants to the Participant the number of restricted stock units based on shares of Common Stock set forth in this Agreement (the “Units” or “Target Units”), subject to adjustment, forfeiture and the other terms and conditions set forth below, as of the effective date of the grant (the “Grant Date”) specified in this Agreement. 2. Determination of Earned Units. (a) The number of Units that may be earned by and issuable to the Participant (the “Earned Units”) shall be based upon the achievement by the Company of the Performance Goals set forth in Appendix A attached hereto. (b) The determination by the Committee with respect to the achievement of the Performance Goals shall be made in its sole discretion and as soon as administratively practicable following the end of the Performance Period after all necessary financial information related to the Performance Goals is available. The specific date on which such determination is formally made and approved by the Committee is referred to as the “Determination Date.” Within 15 business days following the Determination Date (the “Settlement Date”), the Company shall notify the Participant of the number of Units, if any, that have become Earned Units and the corresponding number of shares of Stock to be issued to the Participant in satisfaction of this award of Units and settle each Earned Unit by delivering to the Participant one share of Common Stock, subject to withholding as described in Section 9 below. (c) The Company shall (i) issue or cause to be delivered to the Participant one or more unlegended stock certificates representing such shares, or (ii) cause a book entry for such shares to be made in the name of the Participant. In the case of the Participant’s death, Stock to be delivered in settlement of Units as described above shall be delivered to the Participant’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Participant, then to the Participant’s administrator, executor, personal representative, or other person to whom the Units are transferred by means of the Participant’s will or the laws of descent and distribution (such beneficiary, beneficiaries or other person(s), the “Participant’s Heirs”). 3. Dividend Equivalent Rights. The Participant shall have no rights to dividends or other rights of a stockholder with respect to the Units unless and until such time as the award of Units has been settled by the issuance of Stock to the Participant. The Participant shall have the right to receive a cash dividend equivalent payment with respect to the Earned Units for cash dividends payable to Participants of Stock as of a record date designated by the Company that is within the period beginning on the Grant Date and ending on the Settlement Date, which dividend equivalent payment shall be payable to the Participant on the Settlement Date, less applicable tax withholding. In the event of forfeiture of the Units, the Participant shall have no further rights with respect to such Units.   1 10/20/25, 3:47 PM EX-99.3 https://www.sec.gov/Archives/edgar/data/910073/000119312520210776/d157339dex993.htm 1/4

4. Consequences of Termination of Employment. The consequences of the Participant’s termination of employment with the Company during the Performance Period shall be as follows: (a) in the event of the Participant’s termination of employment by the Company for “cause” (as defined in the Participant’s employment agreement with the Company), the Units shall be forfeited as of the effective date of the termination of employment. (b) in the event of the Participant’s termination of employment by reason of death or “disability” (as defined in the Participant’s employment agreement with the Company), the number of Earned Units shall be deemed to equal the target award level payout, and the Participant’s effective date of termination of employment by reason of death or disability shall be deemed the Settlement Date for purposes of the distribution of earned shares to the Participant or the Participant’s beneficiaries. (c) Except as provided in Sections 4(b) of this Agreement and 17(c) of the Plan, in all other instances of the Participant’s termination of employment, the Units shall be forfeited as of the effective date of termination of employment. 5. Change in Control. Upon the occurrence of a Change in Control, the Participant’s rights under this Agreement shall be determined in accordance with Section 17(c) of the Plan. 6. Clawback. Any Shares distributed pursuant to this Agreement shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy. 7. Vesting; Service Requirement. Except as provided in Sections 4 and 5, subject to the Participant’s continuous employment through the Determination Date (including any period during which the Participant is on an approved leave of absence), the number of Earned Units determined pursuant to Section 2 shall vest on the Determination Date. 8. Code Section 409A. The Company intends that the Units shall not constitute “deferred compensation” within the meaning of Section 409A of the Code and this Agreement shall be interpreted based on such intent. In view of uncertainty surrounding Section 409A of the Code, however, if the Company determines after the Grant Date that an amendment to this Agreement is necessary or advisable so that the Units will not be subject to Section 409A of the Code, or alternatively so that they comply with Section 409A of the Code, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Participant. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s termination of employment, all references to the Participant’s termination of employment shall be construed to mean a “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), and the Participant shall not be considered to have a termination of employment unless such termination constitutes a Separation from Service with respect to the Participant. 9. Tax Withholding. The Company shall withhold from the Common Stock delivered in settlement shares having a Fair Market Value on the Settlement Date, equal to the amount necessary to satisfy the minimum required withholding, if any, of any income tax, social tax, or other taxes (but rounding up to the nearest whole number of shares). In lieu of withholding shares of Stock, the Committee may, in its discretion, authorize the satisfaction of tax withholding by a cash payment to the Company or by such other method as the Committee determines may be appropriate to satisfy all obligations for withholding of such taxes. The obligations of the Company under this award of Units will be conditioned on such satisfaction of the required withholding. The Participant acknowledges that the tax consequences associated with this award of Units are complex and that the Company has urged the Participant to review with the Participant’s own tax advisors the federal, state and local tax consequences of this award of Units. The   2 10/20/25, 3:47 PM EX-99.3 https://www.sec.gov/Archives/edgar/data/910073/000119312520210776/d157339dex993.htm 2/4

Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the award of Units. 10. Compliance with Law. (a) No shares of Stock shall be issued and delivered pursuant to a Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law. (b) If any provision of this Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Agreement shall remain in full force and effect. 11. Assignability. Except as may be effected by designation of a beneficiary or beneficiaries in such manner as may be determined by the Committee, or as may be effected by will or other testamentary disposition or by the laws of descent and distribution, any attempt to assign the Units before they are settled shall be of no effect. 12. Certain Corporate Transactions. In the event of certain corporate transactions, the number of Units subject to this Award shall be subject to adjustment as provided in Section 17(a) of the Plan. 13. No Additional Rights. Neither the granting of the Units nor their settlement shall (i) confer upon the Participant the right to continue performing services for the Company or (ii) interfere in any way with the right of the Company to terminate the services of the Participant at any time, with or without Cause. The Participant expressly acknowledges and agrees that the Participant is an employee at will, subject to the terms of any employment agreement in effect at the time of termination. 14. Rights as a Stockholder. Neither the Participant nor the Participant’s Heirs shall have any rights as a stockholder with respect to any shares represented by the Units unless and until shares of Stock have been issued in settlement thereof. 15. Compliance with Plan. This Agreement is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time, which are incorporated herein by reference. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of the Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to the Participant hereunder, and this award of Units shall be subject, without further action by the Company or the Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein. In the case of a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall govern. 16. Governing Law and Jurisdictional Agreement. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws thereof.   [signature page follows]   3 10/20/25, 3:47 PM EX-99.3 https://www.sec.gov/Archives/edgar/data/910073/000119312520210776/d157339dex993.htm 3/4

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the Grant Date.   NEW YORK COMMUNITY BANCORP, INC. Name:    Title:     Participant   4 10/20/25, 3:47 PM EX-99.3 https://www.sec.gov/Archives/edgar/data/910073/000119312520210776/d157339dex993.htm 4/4